SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 8, 2004
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                             Commerce Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


    New Jersey                       1-12609                  22-2433468
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 (State or other jurisdiction      (Commission            (I.R.S. Employer
   of incorporation)               File Number)           Identification No.)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ              08034-5400
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    (Address of principal executive office)                       (Zip Code)


Registrant's telephone number, including area code  856-751-9000
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                                       N/A
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(Former name or former address, if changed since last report)
                                                             ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ___ Written communication pursuant to Rule 425 under the Securities Act
             (17 CFR 230.425)


            Soliciting material pursuant to Rule 14a-12 under the Exchange Act ___ (17 CFR 240.14a-12)


            Pre-commencement communications pursuant to Rule 14d-2(b) under the
         ___ Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the
         ___ Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01   OTHER EVENTS

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

1.      Q.      The First Call E.P.S. consensus projection for the third quarter of 2004 is $.83 and the E.P.S. consensus projection for 2004 is $3.23. Do you expect to meet these consensus projections?

        A. Yes, we expect to meet or exceed the consensus projections for both the third quarter and for 2004.


2.      Q.      What has been your deposit growth in the third quarter?

        A. Total deposits have increased approximately $1.66 billion during the third quarter and are up 32% year-over-year at August 31, 2004.


3.      Q.      Please describe the current status of your government deposit business.

        A. Our government deposit business is predominantly a cash management business. During the third quarter, we continue to add new relationships and new accounts.

                Consistent with our recent experience, core government deposits are up 63% year-over-year at August 31, 2004.


4.      Q.      What is your loan growth so far for the third quarter?

        A. Loans continue to grow. Year-over-year loans are up 31% at August 31, 2004.



5.      Q.      What will the net interest margin be for the third quarter of this year?

        A. Based on the current level of rates, we expect the net interest margin to expand slightly during the third and fourth quarters of this year.

6.      Q.      What is the present mark-to market on your available for sale investment portfolio?

        A. At the close of business, August 31, 2004, with the 10-year Treasury Note yield at 4.12%, our available for sale investment portfolio had an after-tax unrealized gain of approximately $30 million.

                Our strong cash flows approximating $1.0 billion per month allow us to continually reinvest into the market, minimizing interest rate risk.



7.      Q.      Your operating leverage has improved for each of the last two quarters. Do you expect positive operating leverage for the third quarter of this year?

        A. Yes. We expect expenses to continue to grow slower than revenues during the third quarter of 2004 and for the balance of 2004.




8.      Q.      How many branches do you have open now and how many do you expect to have at year-end?

        A. We presently have 294 branches and we expect to have 320 by the end of this year.

                The breakdown of our 294 branches is 159 in Metropolitan New York and 135 in Metropolitan Philadelphia.

                We presently have approximately 120 new sites under agreement of which over 60 have received regulatory approval.

9.      Q.      A recent media article indicated that Commerce Capital Markets is the subject of an investigation by the NASD. Is that true?

        A. The NASD has confirmed that they are conducting their routine compliance examination of Commerce Capital Markets which includes a review of municipal finance activity and compliance with Rule G-37.

                Our New Jersey PAC was suspended in the Spring of 2003 and the Company's Federal PAC and PAC's for other states were suspended in December 2003. To the best of our knowledge, Commerce is the only major U.S. bank without a PAC.

10.     Q.      What is your response to the various securities class action lawsuits that have been recently initiated?

        A. We believe that they are all without merit and we will vigorously defend them.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: September 8, 2004              COMMERCE BANCORP, INC.

                                     By:  /s/ DOUGLAS J. PAULS
                                          -------------------------
                                          Douglas J. Pauls
                                          Senior Vice President and Chief
                                          Financial Officer